Exhibit 99.1

FOR IMMEDIATE RELEASE

BioSante Pharmaceuticals and Cell Genesys Sign Definitive Merger Agreement

Merged Company Will Focus on LibiGel® in Phase III Clinical Studies for Female Sexual Dysfunction and Seek Future Opportunities for GVAX Immunotherapies

LINCOLNSHIRE, Illinois and SOUTH SAN FRANCISCO, California (June 30, 2009) – BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) and Cell Genesys (NASDAQ: CEGE), today announced that they have entered into a definitive merger agreement by which the companies will merge in an all-stock transaction, with BioSante as the surviving company.

Under the terms of the merger agreement, Cell Genesys stockholders will receive 0.1615 of a share of BioSante common stock for each share of Cell Genesys common stock they own. Based on the companies’ closing stock prices on June 29, 2009, this represents $0.347 per share of consideration to be received by the Cell Genesys stockholders, or a total consideration of approximately $38 million, and a premium of 12 percent to the closing sale price of Cell Genesys’ common stock on that date. Upon completion of the transaction, BioSante stockholders prior to the merger are expected to own approximately 60.4 percent of the outstanding shares of the combined company and the former Cell Genesys stockholders are expected to own 39.6 percent.

Stephen M. Simes, president and CEO of BioSante, and Phillip B. Donenberg, CFO of BioSante, will continue to serve in those positions in the merged company. Dr. Louis W. Sullivan, chairman of the board of BioSante, will continue in that position. It is anticipated that Stephen A. Sherwin, M.D., chairman and CEO of Cell Genesys, and John T. Potts, Jr., M.D., a current member of the Cell Genesys board, will join the board of the merged company upon completion of the merger.

The merged company will focus primarily on LibiGel, BioSante’s testosterone gel in Phase III clinical development under a U.S. Food and Drug Administration (FDA) agreed Special Protocol Assessment (SPA) for the treatment of female sexual dysfunction (FSD). The merged company also will seek future development opportunities for GVAX Immunotherapies including potential combination with BioVant™, BioSante’s vaccine adjuvant, as well as possible external collaborations, and also will seek to outlicense other Cell Genesys technologies. In addition, the merged company will acquire a 16 percent equity ownership position in Ceregene, Inc., a former subsidiary of Cell Genesys which is developing gene therapies for neurodegenerative disorders.

“This merger allows BioSante to secure additional funding required for the continued Phase III development of LibiGel for FSD and offers the potential to expand our product development portfolio with the addition of GVAX Immunotherapies,” said Stephen M. Simes, BioSante’s president and CEO. “LibiGel remains the only pharmaceutical product in the U.S. in active development for the treatment of hypoactive sexual desire disorder (HSDD) in menopausal women. We continue to believe that LibiGel can be the first product approved by the FDA for the common and unmet medical need of FSD with the completion of Phase III studies targeted for mid-to-late 2010. In addition, our company has had a long-standing interest in immunotherapy based on our proprietary vaccine adjuvant, BioVant, and we look forward to future value-creating opportunities for our stockholders based on Cell Genesys’ technologies and other assets.”

“Over the past several months, we have had the opportunity to evaluate a wide range of strategic alternatives for our company including several merger opportunities. After reviewing various strategic alternatives, engaging in discussions with a number of other potential merger candidates and conducting extensive due diligence on BioSante’s product development and business activities, our board of directors has voted to recommend a merger with BioSante,” stated Stephen A. Sherwin, M.D., chairman and CEO of Cell Genesys. “We believe that BioSante’s lead product, LibiGel, represents a compelling near term product opportunity with significant upside potential. We also are impressed with BioSante’s record of achievement including the recent launch of Elestrin™ (estradiol gel) as well as their CaP nanotechnology platform which includes BioVant, a novel vaccine adjuvant with potential in immunotherapy.”

The merger agreement has been approved unanimously by the boards of directors of both BioSante and Cell Genesys and will need to be approved by both BioSante’s and Cell Genesys’ stockholders. The merger is subject to customary closing conditions as well as a condition requiring Cell Genesys’ net cash, less certain expenses and liabilities, to be a specified minimum amount as of 10 calendar days prior to the anticipated closing date of the merger.

As of June 23, 2009, Cell Genesys’ cash balance was approximately $36 million and BioSante’s cash and cash equivalents balance was approximately $6.2 million. As a result of Cell Genesys’ recently completed exchange offer, Cell Genesys has outstanding approximately $20.8 million of new 3.125% Convertible Senior Notes due in 2013 and $1 million of the original 3.125% Convertible Senior Notes due in 2011.

The transaction is expected to be completed in the late third quarter or early fourth quarter of 2009. BioSante was advised in this transaction by Oppenheimer & Co. Inc. and Cell Genesys was advised by Lazard.

About BioVant

An adjuvant is a substance that, when added to a vaccine, enhances the vaccine’s effectiveness by enhancing the body’s immune response. In multiple studies, BioVant has been shown to be safe and cause minimal dose-dependent inflammation at the injection site, and has been shown both to prevent the manifestation of allergic response, and, to effectively ‘switch off’ established Th2-T-cell-associated allergic reactions. BioVant also may permit a reduction in the needed dosage of vaccine, thereby potentially improving the safety profile of the vaccine.

About GVAX Immunotherapies

GVAX cancer immunotherapies are non patient-specific therapies comprised of whole tumor cells that have been modified to secrete GM-CSF (granulocyte-macrophage colony-stimulating factor), an immune stimulatory cytokine, and then irradiated for safety. GVAX is administered via intradermal injections on an outpatient basis. To date, over 1000 patients have been treated in clinical trials with different GVAX cancer immunotherapies for various types of cancer. Although phase III trials in prostate cancer were discontinued in 2008, phase II trials under physician investigator sponsored-INDs are ongoing at the Sidney Kimmel Cancer Center at Johns Hopkins Hospital in pancreatic cancer, leukemia and breast cancer.

About BioSante Pharmaceuticals, Inc.

BioSante is a specialty pharmaceutical company focused on developing products for female sexual health, menopause, contraception and male hypogonadism. BioSante’s lead products include LibiGel® (transdermal testosterone gel) in Phase III clinical development by BioSante under a U.S. Food and Drug Administration (FDA) SPA (Special Protocol Assessment) for the treatment of female sexual dysfunction (FSD), and Elestrin™ (estradiol gel) developed through FDA approval by BioSante, indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, currently marketed in the U.S. Also in development are Bio-T-Gel™, a testosterone gel for male hypogonadism, and an oral contraceptive in Phase II clinical development using BioSante patented technology. The current market in the U.S. for estrogen and testosterone products is approximately $2.5 billion and for oral contraceptives approximately $3 billion. The company also is developing its calcium phosphate technology (CaP) for aesthetic medicine (BioLook™), novel vaccines and drug delivery. Additional information is available online at: www.biosantepharma.com.

About Cell Genesys, Inc.

Cell Genesys is headquartered in South San Francisco, California. For additional information, please visit Cell Genesys’ website at www.cellgenesys.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about BioSante and Cell Genesys. Such statements include, but are not limited to, statements about the proposed transaction and its potential benefits to the BioSante and Cell Genesys stockholders, the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “potential”, “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to BioSante and Cell Genesys that could cause actual results to differ materially from those expressed in such forward-looking statements include general business and economic conditions; the failure of the BioSante or Cell Genesys stockholders to approve the transaction or the failure of either party to meet any of the other conditions to the closing of the transaction; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of BioSante and Cell Genesys may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on business relationships with third parties, BioSante’s need for and ability to obtain additional financing, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of BioSante’s licensees or sublicensees and the success of clinical testing. Additional factors that could cause BioSante’s and Cell Genesys’ results to differ materially from those described in the forward-looking statements can be found in BioSante’s and Cell Genesys’ most recent annual reports on Form 10-K and subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are filed with the SEC and available at the SEC’s web site at www.sec.gov and which discussions also are incorporated herein by reference. The information set forth herein speaks only as of the date hereof, and BioSante and Cell Genesys disclaim any intention and do not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed business combination involving BioSante and Cell Genesys. In connection with the proposed transaction, BioSante intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials and each of BioSante and Cell Genesys plan to file with the SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus will be mailed to the stockholders of BioSante and Cell Genesys. INVESTORS AND SECURITY HOLDERS OF BIOSANTE AND CELL GENESYS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIOSANTE, CELL GENESYS AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by BioSante and Cell Genesys at the SEC’s web site at www.sec.gov. Free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (847) 478-0500 or to Cell Genesys, Attention: Investor Relations., telephone (650) 266-3200. In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com, and investors and security holders may access copies of the documents filed with the SEC by Cell Genesys’ website at www.cellgenesys.com.

BioSante, Cell Genesys and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of BioSante and Cell Genesys in respect of the proposed transaction. Information regarding BioSante’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009 and the proxy statement for BioSante’s 2009 annual meeting of stockholders, filed with the SEC on April 27, 2009. Information regarding Cell Genesys’ directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009 and the proxy statement for Cell Genesys’ 2009 annual meeting of stockholders, filed with the SEC on March 31, 2009. If and to the extent that any of the BioSante or Cell Genesys participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s and Cell Genesys’ directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

For more information about BioSante, please contact:

McKinney/Chicago

Alan Zachary

(312) 944-6784 ext. 316; azachary@mckinneychicago.com

For more information about Cell Genesys, please contact:

Investor Relations

Victoria Soares

(650) 322-3200